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                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement on Form S-3 (File No. 333-48009) of our report dated February 9, 1998 (except as to Note 12 which is as of March 6, 1998), on our audits of the financial statements and financial statement schedule of The Learning Company, Inc. as of January 3, 1998 and January 4, 1997, and for the three years in the fiscal period ended January 3, 1998. We also consent to references to our firm under the caption "Experts".


                                             /s/ Coopers & Lybrand L.L.P.
                                             COOPERS & LYBRAND L.L.P.




Boston, Massachusetts

May 28, 1998